Exhibit 99.(a)(1)(I)

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Welcome to the NVIDIA Stock Option Repurchase Program Website.

Please enter your Employee ID (with no leading zeros) and Password (this is “NV” followed by your 2-digit birthday month and 4-digit birthday year). For example if you were born in April of 1975, your password would be NV041975. You will be required to change your password if visiting the website for the first time.

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Welcome to the NVIDIA Stock Option Repurchase Program Website

We are pleased to announce NVIDIA has launched an Offer to Purchase Eligible Stock Options for Cash (the “Offer”) on February 11, 2009 that will remain open until 12:00 midnight Pacific Standard Time on March 11, 2009 (i.e. end of the day on March 11, 2009) unless extended by NVIDIA.

The specific terms of the Offer are described in the “Schedule TO – Tender Offer Statement Filed with the United States Securities and Exchange Commission” and the exhibits thereto (the “Offering Materials”). We urge you to read these documents very carefully.

Only Eligible Participants may participate in the Offer. “Eligible Participants” are employees of NVIDIA Corporation and its subsidiaries as of February 11, 2009, and who continue to be employees of NVIDIA Corporation or its subsidiaries through March 11, 2009, or a later date if the Offer period is extended. If you are currently on medical, maternity, workers’ compensation, military or other statutorily protected leave of absence or a personal leave of absence, you are also eligible to participate in the Offer.

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Offering Materials

Click on a link below to view detailed information on the Stock Option Repurchase Program.

E-mail to Eligible Employees

Overview

Summary of Terms/FAQ

Guide to Non-US Issues

Complete Tender Offer Document as filed with the Securities & Exchange Commission

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ELECTION FORM

RE: STOCK OPTION REPURCHASE PROGRAM DATED FEBRUARY 11, 2009

THE OFFER EXPIRES AT 12 MIDNIGHT, PACIFIC STANDARD TIME, ON MARCH 11, 2009, UNLESS THE OFFER IS EXTENDED BY NVIDIA

Name : **GENERIC USER2**

Please indicate whether you elect to participate (Accept) NVIDIA's Offer by selecting "Yes" under the Accept Tender Offer Column. If you elect to participate in the Offer, NVIDIA will repurchase your Eligible Options for the Total Offer Value indicated in the table below, less withholding for applicable taxes. The payment will consist of a prompt single lump sum cash payment.

If you select "No" in the Accept Tender Offer column, such Eligible Options will not be tendered and you will not be entitled to the cash payment with respect to that Eligible Option grant. That option grant will remain outstanding under its existing terms and conditions.

If you elect to tender any particular Eligible Option grant, you must tender all option shares subject to that grant.

Grant ID	Grant Date	Grant Exercise Price (USD)	Grant Expiration Date	Eligible Options	Offer Price Per Option (USD)	Total Offer Value * (USD)	Accept Tender Offer?
2222	Jan 01, 2001	$30.00	Jan 01, 2012	5,000	$2.00	$10,000.00	◉ Yes ○ No
1111	Jan 01, 2002	$20.00	Jan 01, 2012	10,000	$3.00	$30,000.00	◉ Yes ○ No

* Applicable taxes will be withheld from this value at the time of payout based on your local tax jurisdiction or legal requirements.

The specific terms of the Offer are described in the Offering Materials. We urge you to read these documents very carefully.

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Election Review

You have made the following election with respect to your Eligible Options:

Grant ID	Grant Date	Grant Exercise Price (USD)	Grant Expiration Date	Eligible Options	Offer Price Per Option (USD)	Total Offer Value * (USD)	Accept Tender Offer?
2222	Jan 01, 2001	$30.00	Jan 01, 2012	5,000	$2.00	$10,000.00	◉Yes ○No
1111	Jan 01, 2002	$20.00	Jan 01, 2012	10,000	$3.00	$30,000.00	◉Yes ○No

Total Value of Tendered Eligible Options * = $40,000.00

* Applicable taxes will be withheld from this value at the time of payout based on your local tax jurisdiction or legal requirements.

Is this information correct? If yes, click PROCEED TO ELECTION AGREEMENT to continue. If no, click RETURN TO PREVIOUS SCREEN.

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Agreement to Terms of Election

I acknowledge my Election is subject to the terms, conditions and restrictions, contained in the Offering Materials and that all cash payments received will have applicable taxes withheld based on the local jurisdiction and legislative requirements associated with such payment.

Email Address: WEBDEV@SOS-TEAM.COM

Employee ID number: GENUSER

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Election Confirmation

Name : GENERIC USER2

Employee ID : GENUSER
Date : 2/10/2009 11:44:56 PM PST

Your election information has been recorded as follows:

Grant ID	Grant Date	Grant Exercise Price (USD)	Grant Expiration Date	Eligible Options	Offer Price Per Option (USD)	Total Offer Value * (USD)	Accept Tender Offer?
2222	Jan 01, 2001	$30.00	Jan 01, 2012	5,000	$2.00	$10,000.00	Yes
1111	Jan 01, 2002	$20.00	Jan 01, 2012	10,000	$3.00	$30,000.00	Yes

Total Value of Tendered Eligible Options * = $40,000.00

* Applicable taxes will be withheld from this value at the time of payout based on your local tax jurisdiction or legal requirements.

We strongly encourage you to print an election confirmation statement and keep it for your records.

You may withdraw or change your election at any time before 12:00 midnight (PST), on March 11, 2009 (unless otherwise extended) by visiting NVIDIA's Offer Website at https://nvidia.equitybenefits.com/ and submitting a new election. You may also withdraw or change your election by completing and signing a paper change/withdrawal form and faxing the form to (408) 486-2577. To obtain a paper change/withdrawal form, please send an email to tenderoffer@nvidia.com or call (408) 486-2029.

Your most recent election form submitted electronically or by paper copy, as allowed under the stock option repurchase program, before 12:00 midnight (PST), on March 11, 2009 (unless otherwise extended), will be the form considered for acceptance by NVIDIA.

A final confirmation of your election will be emailed to you following the close of the Tender Offer.

Please contact tenderoffer@nvidia.com if you have any questions or do not receive a final confirmation.

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Print Confirmation

Date 02/10/2009 11:48:24 PM PST

Dear GENERIC USER2

Employee ID GENUSER

Your election information has been recorded as follows:

Grant ID	Grant Date	Grant Exercise Price (USD)	Grant Expiration Date	Eligible Options	Offer Price Per Option (USD)	Total Offer Value * (USD)	**Accept Tender Offer?**
2222	Jan 01, 2001	$30.00	Jan 01, 2012	5,000	$2.00	$10,000	Yes
1111	Jan 01, 2002	$20.00	Jan 01, 2012	10,000	$3.00	$30,000	Yes

Total Value of Tendered Eligible Options * = $40,000.00

* Applicable taxes will be withheld from this value at the time of payout based on your local tax jurisdiction or legal requirements.

We strongly encourage you to print an election confirmation statement and keep it for your records.

You may withdraw or change your election at any time before 12:00 midnight (PST), on March 11, 2009 (unless otherwise extended) by visiting NVIDIA's Offer Website at https://nvidia.equitybenefits.com/ and submitting a new election. You may also withdraw or change your election by completing and signing a paper change/withdrawal form and faxing the form to (408) 486-2577. To obtain a paper change/withdrawal form, please send an email to tenderoffer@nvidia.com or call (408) 486-2029.

Your most recent election form submitted electronically or by paper copy, as allowed under the stock option repurchase program, before 12:00 midnight (PST), on March 11, 2009 (unless otherwise extended), will be the form considered for acceptance by NVIDIA.

A final confirmation of your election will be emailed to you following the close of the Tender Offer.

Please contact tenderoffer@nvidia.com if you have any questions or do not receive a final confirmation.

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CONTACT INFORMATION

To Contact the Tender Offer/Stock Administration Department:

Email: tenderoffer@nvidia.com

All inquiries will be responded to by the end of the following business day.